As Filed with the Securities and Exchange Commission on July 20, 1999
                                                 Registration No.
   ---------------------------------------------------------------------

                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549


                                 FORM S-8
                       REGISTRATION STATEMENT UNDER
                        THE SECURITIES ACT OF 1933

                       COOPER TIRE & RUBBER COMPANY
            (Exact name of issuer as specified in its charter)

               Delaware                                   34-4297750
    (State or other jurisdiction of                  (I.R.S. employer
    incorporation or organization)                   identification no.)


               Lima and Western Avenues, Findlay, Ohio  45840
                  (Address of principal executive offices)
                              (Zip code)


        COOPER TIRE & RUBBER COMPANY 1998 EMPLOYEE STOCK OPTION PLAN COOPER TIRE & RUBBER COMPANY 1998 INCENTIVE COMPENSATION PLAN
                          (Full title of the plan)


       Philip G. Weaver, Vice President and Chief Financial Officer
                       COOPER TIRE & RUBBER COMPANY
              Lima and Western Avenues, Findlay, Ohio  45840
                  (Name and address of agent for service)


                            (419) 423-1321
      (Telephone number, including area code, of agent for service)



                      CALCULATION OF REGISTRATION FEE

=========================================================================
                                  Proposed     Proposed
    Title of                      maximum      maximum
   securities    Amount to        offering     aggregate      Amount of
     to be           be           price per    offering      registration
   registered    registered(1)      share       price            fee
-------------------------------------------------------------------------
Common Stock,  5,200,000 shs.     $23.25(2)  $120,900,000     $33,611
$1 par value
=========================================================================
(1) The following shares are being registered in this Form S-8: 1,200,000 shares of Common Stock, $1 par value, and 1,200,000 Rights to Purchase Series A Preferred Stock of Cooper Tire & Rubber Company that will be available for award under the Cooper Tire & Rubber Company 1998 Employee Stock Option Plan and 4,000,000 shares of Common Stock, $1 par value, and 4,000,000 Rights to Purchase Series A Preferred Stock of Cooper Tire & Rubber Company that will be available for award under the 1998 Incentive Compensation Plan.
(2)The prices stated above are estimated solely for the purpose of determining the registration fee and are based on the average of the high and low market prices of the stock on July 19, 1999, as reported on the New York Stock Exchange Composite Transactions Tape.
<continued>                       1

Part II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.   Incorporation of Documents by Reference.

   The following documents, which have been or will be filed by registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934, are hereby incorporated in this registration statement by reference and shall be deemed to be a part hereof:

   (a) The registrant's Annual Report on Forms 10-K and 10-K/A for the fiscal year ended December 31, 1998.
(b) The registrant's Form 10-Q for the quarterly period ended March
     31, 1999.
   (c) The registrant's Registration on Form 8-K, dated May 15, 1998, relating to the Amended and Restated Stockholder Rights Agreement dated May 11, 1998.

   All documents subsequently filed by the registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the termination of the offering made hereby, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

   Not applicable.

Item 5.  Interests of Named Experts and Counsel.

   The validity of the shares of Common Stock to be offered hereunder is being passed upon for the registrant by Mr. Richard D. Teeple, Vice President and General Counsel for the registrant, Lima and Western Avenues, Findlay, Ohio 45840. Mr. Teeple is an officer of the registrant, owns shares of the registrant's Common Stock, and holds options to purchase additional shares.

Item 6.  Indemnification of Directors and Officers.

   Section 145 of the General Corporation Law of Delaware authorizes indemnification of directors, officers and employees of Delaware corporations. Article VII of the registrant's bylaws (i) authorizes the indemnification of directors and officers (the "Indemnitees") under specified circumstances to the fullest extent authorized by the General Corporation Law of Delaware, (ii) provides for the advancement of expenses to the Indemnitees for defending any proceedings related to the specified circumstances, and (iii) authorizes the registrant to maintain certain policies of insurance to protect itself and any of its directors, officers or employees. The registrant currently maintains policies of insurance under which the directors and officers of registrant are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

Item 7.  Exemption from Registration Claimed.

   Not applicable.

Item 8.  Exhibits.

   The Exhibit Index on page 6 of this filing is incorporated herein by reference.

Item 9.  Undertakings.

1.  The undersigned registrant hereby undertakes:

    A. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
     ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;
    iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that paragraphs 1(a)(i) and 1(a)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    B. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.






(continued)

3. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus to each employee to whom the prospectus is sent or given a copy of the registrant's annual report to stockholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the registrant shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If the last fiscal year of the registrant has ended within 120 days prior to the use of the prospectus, the annual report of the registrant for the preceding fiscal year may be so delivered, but within such 120 day period the annual report for the last fiscal year will be furnished to each such employee.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                             SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Findlay and State of Ohio on July 20, 1999.

                                        COOPER TIRE & RUBBER COMPANY


                                        /s/ Patrick W. Rooney
                                        --------------------------------
                                        PATRICK W. ROONEY
                                        Chairman of the Board and Chief
                                        Executive Officer

   Pursuant to the requirements of the Securities Exchange Act of 1933, this report has been signed below by the following persons in the capacities and on the dates indicated.

      Signature                       Title                    Date
      ---------                       -----                    ----

PATRICK W. ROONEY*       Chairman of the Board,          July 20, 1999
                         Chief Executive Officer
                         and Director
                         (Principal Executive Officer)

THOMAS A. DATTILO*       President, Chief Operating      July 20, 1999
                         Officer and Director

JOHN FAHL*               Vice President and Director     July 20, 1999

PHILIP G. WEAVER*        Vice President and Chief        July 20, 1999
                         Financial Officer
                         (Principal Financial Officer)

EILEEN B. WHITE*         Corporate Controller            July 20, 1999
                         (Principal Accounting Officer)

ARTHUR H. ARONSON*       Director                        July 20, 1999

EDSEL D. DUNFORD*        Director                        July 20, 1999

DEBORAH M. FRETZ*        Director                        July 20, 1999

DENNIS J. GORMLEY*       Director                        July 20, 1999

JOHN F. MEIER*           Director                        July 20, 1999

BYRON O. POND*           Director                        July 20, 1999

JOHN H. SHUEY*           Director                        July 20, 1999



*By/s/ Stan C. Kaiman
   --------------------------------
   STAN C. KAIMAN, Attorney-in-fact




(continued)

                              INDEX TO EXHIBITS

                                  Part II.

Exhibit                         Description                         Page
-------  ---------------------------------------------------------  ----

(3)(i)   Certificate of Incorporation, as restated and filed
         with the Secretary of State of Delaware on May 17, 1993,
         is incorporated herein by reference from Exhibit 3(i)
         of the Company's Form 10-Q for the quarter ended
         June 30, 1993                                                n/a

         Certificate of Correction of Restated Certificate of
         Incorporation as filed with the Secretary of State of
         Delaware on November 24, 1998, is incorporated herein by
         reference from Exhibit 3(i) of the Company's Form 10-K
         for the year ended December 31, 1998.                        n/a

         Form of Amended and Restated Rights Agreement dated as
         of May 11, 1998, between the Registrant and The Fifth
         Third Bank, as rights agent and the Form of Certificate
         of Designation for the Preferred Stock are incorporated
         herein by reference from Exhibit 4 of the Registrant's
         Form 8-K dated May 15, 1998.                                 n/a


(3)(ii)  Bylaws, as amended May 5, 1987, are incorporated herein by reference from Exhibit 19 of the Company's Form 10-Q
         for the quarter ended June 30, 1987                          n/a


(4)(a)   Cooper Tire & Rubber Company 1998 Employee Stock Option
         Plan incorporated herein by reference from the Registrant's
         Proxy Statement dated March 24, 1998                         n/a

(4)(b)   Cooper Tire & Rubber Company 1998 Incentive Compensation
         Plan incorporated herein by reference from the Registrant's
         Proxy Statement dated March 24, 1998                         n/a


(5)      Opinion of Richard D. Teeple, Esq. as to the legality of
         the shares registered hereunder                                7


(23)     Consent of Ernst & Young LLP                                   8


(23)     Consent of Richard D. Teeple, Esq. (included in Exhibit 5)     7


(24)     Powers of Attorney                                          9-11

                                                              Part II
                                                              Exhibit (5)
July 20, 1999



Cooper Tire & Rubber Company
Lima and Western Avenues
Findlay, Ohio  45840

     Re:  Cooper Tire & Rubber Company
          Registration Statement on Form S-8
          (i)   1998 Employee Stock Option Plan
          (ii)  1998 Incentive Compensation Plan

Gentlemen:

      Reference is made to the Registration Statement on Form S-8 (the "Registration Statement") which you are filing with the Securities and Exchange Commission with respect to:

      1. 1,200,000 shares of Common Stock, $1 par value, and 1,200,000 Rights to Purchase Series A Preferred Stock of Cooper Tire & Rubber Company (the "Company") to be offered to employees of the Company who are eligible for participation in the 1998 Employee Stock Option Plan ("1998 ESOP") and

      2. 4,000,000 shares of Common Stock, $1 par value, and 4,000,000 Rights to Purchase Series A Preferred Stock of the Company to be offered to employees of the Company who are eligible for participation in the 1998 Incentive Compensation Plan ("1998 ICP").


      The 1998 ESOP and the 1998 ICP shall be collectively referred to herein as the Plans.

      I examined such documents and questions of law as I deem necessary for this opinion.

      I am of the opinion that the 5,200,000 shares of Common Stock and 5,200,000 Rights to Purchase Series A Preferred Stock, to be offered after the Registration Statement becomes effective, and which may be purchased by the Trustee for the accounts of employees participating in the Plans, will be validly issued and outstanding, fully paid and non-assessable.

      I hereby consent to the filing of this opinion as Exhibit (5) to the Registration Statement and to the reference made to me under the caption "Interests of Named Experts and Counsel" in the Registration Statement.
                                       Respectfully submitted,

                                       COOPER TIRE & RUBBER COMPANY



                                       /s/ Richard D. Teeple
                                       ---------------------
                                       Richard D. Teeple,
                                       Vice President and General Counsel

                                                             Part II
                                                             Exhibit (23)



                      Consent of Independent Auditors
                      -------------------------------


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Cooper Tire & Rubber Company 1998 Employee Stock Option Plan and the Cooper Tire & Rubber Company 1998 Incentive Compensation Plan of our reports (a) dated February 9, 1999, with respect to the consolidated financial statements and schedule of Cooper Tire & Rubber Company included in its Annual Report (Form 10-K) and (b) dated May 14, 1999, with respect to the financial statements and schedules of the Cooper Tire & Rubber Company Thrift and Profit Sharing Plan, the Cooper Tire & Rubber Company Pre-Tax Savings Plan (Texarkana), the Cooper Tire & Rubber Company Pre-Tax Savings Plan (Auburn), the Cooper Tire & Rubber Company Pre-Tax Savings Plan (Findlay), the Cooper Tire & Rubber Company Pre-Tax Savings Plan (El Dorado), the Cooper Tire & Rubber Company Pre-Tax Savings (Bowling Green - Hose), and the Cooper Tire & Rubber Company Pre-Tax Savings Plan (Bowling Green - Sealing) included in Amendment No. 1 to its Annual Report (Form 10-K), both for the year ended December 31, 1998, filed with the Securities and Exchange Commission.




                                           /s/ Ernst & Young LLP
                                           ---------------------
                                           ERNST & YOUNG LLP



Toledo, Ohio
July 20, 1999

                                                            Part II
                                                            Exhibit (24)

                           POWER OF ATTORNEY
                           -----------------

KNOW ALL MEN BY THESE PRESENTS, that the undersigned does hereby, for and on behalf of Cooper Tire & Rubber Company in accordance with the certain resolution of the Board of Directors adopted July 20, 1999, constitute and appoint Patrick W. Rooney, or Thomas A. Dattilo, or Stan C. Kaiman, as its attorney with full power of substitution and resubstitution for and in its name, place and stead, to sign and file with the Securities and Exchange Commission a Registration Statement on Form S-8 pursuant to the Securities Act of 1933, as amended, for the purpose of registering 4,000,000 shares of Common Stock, par value $1.00 per share, and 4,000,000 Rights to Purchase Series A Preferred Stock of Cooper Tire & Rubber Company to be issued upon the exercise of options granted under the Cooper Tire & Rubber Company 1998 Stock Option Plan, 1,200,000 shares of Common Stock, par value $1.00 per share, and 1,200,000 Rights to Purchase Series A Preferred Stock of Cooper Tire & Rubber Company to be issued upon the exercise of options granted under the Cooper Tire & Rubber Company 1998 Incentive Compensation Plan together with any and all amendments and exhibits thereto and all applications, instruments or documents to be filed with the Securities and exchange Commission pertaining thereto, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary to be done in the premises, hereby ratifying and approving the acts of said attorney or any such substitute.

      Executed at Findlay, Ohio this 20th day of July, 1999.

ATTEST:                                   COOPER TIRE & RUBBER COMPANY



/s/ Stan C. Kaiman                        /s/ Patrick W. Rooney
----------------------------------        -------------------------------
Stan C. Kaiman                            Patrick W. Rooney
Secretary                                 Chairman of the Board, Chief
                                          Executive Officer and Director

STATE OF OHIO     )
                  )  ss.
COUNTY OF HANCOCK )

      On this 20th day of July, 1999, before me, a Notary Public in and for the State and County aforesaid, personally appeared Patrick W. Rooney and Stan C. Kaiman, known to me to be the persons whose names are subscribed in the foregoing instrument and acknowledged to me that they executed the same.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                    /s/ Kathy A. Morrison
                                    ------------------------------
                                    Kathy A. Morrison
                                    Notary Public, State of Ohio
                                    My Commission Expires October 6, 2002

(SEAL)


(continued)

                                                      Part II
                                                      Exhibit (24)
                           POWER OF ATTORNEY
                           -----------------

KNOW ALL MEN BY THESE PRESENTS, that the undersigned, in the capacities indicated, do hereby constitute and appoint Patrick W. Rooney, or Thomas
A. Dattilo, or John Fahl, or Stan C. Kaiman as their attorney with full power of substitution and resubstitution for and in their name, place and stead, to sign and file with the Securities and Exchange Commission a Registration Statement on Form S-8 pursuant to the Securities Act of 1933, as amended, for the purpose of registering certain shares of common stock with a par value of $1.00 per share of Cooper Tire & Rubber Company and certain interests in the 1998 Employee Stock Option Plan, 1998 Incentive Compensation Plan and 1998 Non-Employee Directors Compensation Deferral Plan and any and all amendments to said Registration Statement, whether such amendments are filed prior or subsequent to the effective date thereof, or any amendments to any exhibits thereto or to file any supplement to the Prospectus related thereto and any and all applications, instruments or documents to be filed with the Securities and Exchange Commission pertaining to such securities or such registration, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary to be done in the premises, hereby ratifying and approving the acts of said attorney or any such substitute.

      Executed at Findlay, Ohio this 20th day of July, 1999.

/s/ Arthur H. Aronson                   /s/ Thomas A. Dattilo
---------------------------             -----------------------------
Arthur H. Aronson, Director             Thomas A. Dattilo, President,
                                        Principal Operating Officer,
                                        and Director

/s/ Edsel D. Dunford                    /s/ John Fahl
---------------------------             ---------------------------
Edsel D. Dunford, Director              John Fahl, Director


/s/ Deborah M. Fretz                    /s/ Dennis J. Gormley
---------------------------             ---------------------------
Deborah M. Fretz, Director              Dennis J. Gormley, Director


/s/ Stan C. Kaiman                      /s/ John F. Meier
---------------------------             ---------------------------
Stan C. Kaiman, Secretary               John F. Meier, Director


/s/ Byron O. Pond                       /s/ Patrick W. Rooney
---------------------------             ------------------------------
Byron O. Pond, Director                 Patrick W. Rooney, Chairman of
                                        the Board, Principal Executive
                                        Officer, and Director


/s/ John H. Shuey                       /s/ Philip G. Weaver
--------------------------              --------------------------------
John H. Shuey, Director                 Philip G. Weaver, Vice President
                                        and Principal Financial Officer


(continued)

/s/ Eileen B. White
-----------------------------
Eileen B. White, Principal
Accounting Officer and
Corporate Controller


STATE OF OHIO    )
                 )ss.
COUNTY OF HANCOCK)


      On this 20th day of July, 1999, before me, a Notary Public in and for the State and County aforesaid, personally appeared Arthur H. Aronson, Thomas A. Dattilo, Edsel D. Dunford, John Fahl, Deborah M. Fretz, Dennis J. Gormley, Stan C. Kaiman, John F. Meier, Byron O. Pond, Patrick W. Rooney, John H. Shuey, Philip G. Weaver, and Eileen B. White, known to me to be the persons whose names are subscribed in the within instrument and who acknowledged to me that they executed the same.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                 /s/ Kathy A. Morrison
                                 --------------------------------------
                                 Kathy A. Morrison
                                 Notary Public, State of Ohio
                                 My commission expires October 6, 2002

(SEAL)

									           S-8 96 SOP
IND

POWER OF ATTORNEY